EXHIBIT 99.1

Contact:

AtriCure, Inc.

Andy Wade

Vice President, Finance

(513) 755-4564

awade@atricure.com

Investor Relations Contact:

Lynn Pieper

Westwicke Partners

415-202-5678

Lynn.pieper@westwicke.com

AtriCure Announces Preliminary Results for Fourth Quarter and Full Year 2012

WEST CHESTER, Ohio – January 7, 2013 – AtriCure, Inc. (Nasdaq: ATRC), a medical device company and a leader in cardiac surgical ablation systems for the treatment of atrial fibrillation, or AF, and systems for the exclusion of the left atrial appendage, in anticipation of investor meetings in San Francisco during the week of January 7, is announcing preliminary financial results for fourth quarter and full year 2012.

Preliminary revenue for the fourth quarter of 2012 is expected to be approximately $18.4 million, reflecting growth of approximately 9.5% over the fourth quarter of 2011. Based on these preliminary estimates, revenue from U.S. customers is expected to be $13.7 million, reflecting growth of 10.2%, and revenue from international customers is expected to be $4.7 million, reflecting growth of 7.7%, or 10.0% on a constant currency basis.

Preliminary revenue for full year 2012 is expected to be $70.2 million, reflecting year over year growth of 9.1% over full year 2011.

“We are pleased to report preliminary fourth quarter and full year 2012 results which provide a strong growth platform from which we can continue to build. In my first two months at AtriCure, I have spent considerable time evaluating the strategic and operational aspects of the company through in depth conversations with employees, clinical partners, customers, and shareholders. I have found many strengths – we have truly differentiated technology, solid customer relationships, an unparalleled training program, and a talented and committed group of employees. In 2013, in order to drive sustainable revenue growth, we will have additional focus on our commercial platform, strategic marketing effort, and our financial and operational discipline,” said Mike Carrel, President and Chief Executive Officer of AtriCure.

Mr. Carrel continued, “I am confident in our ability to further develop and expand the field of atrial fibrillation and position AtriCure to achieve its full potential, creating value for customers and shareholders. I look forward to providing additional detail on our growth strategy when we release our final 2012 results in late February.”

About AtriCure, Inc.

AtriCure, Inc. is a medical device company and a leader in developing, manufacturing and selling innovative cardiac surgical ablation systems designed to create precise lesions, or scars, in cardiac, or heart, tissue for the treatment of atrial fibrillation, or AF, and systems for the exclusion of the left atrial appendage. The Company believes cardiothoracic surgeons are adopting its ablation products for the treatment of AF during concomitant open-heart surgical procedures and sole-therapy minimally invasive procedures. AF affects more than 5.5 million people worldwide and predisposes them to a five-fold increased risk of stroke. The FDA has not cleared or approved certain AtriCure products for the treatment of AF or a reduction in the risk of stroke.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that address activities, events or developments that AtriCure expects, believes or anticipates will or may occur in the future, such as earnings estimates, other predictions of financial performance, launches by AtriCure of new products and market acceptance of AtriCure’s products. Forward-looking statements are based on AtriCure’s experience and perception of current conditions, trends, expected future developments and other factors it believes are appropriate under the circumstances and are subject to numerous risks and uncertainties, many of which are beyond AtriCure’s control. These risks and uncertainties include the rate and degree of market acceptance of AtriCure’s products, AtriCure’s ability to develop and market new and enhanced products, the timing of and ability to obtain and maintain regulatory clearances and approvals for its products, the timing of and ability to obtain reimbursement of procedures utilizing AtriCure’s products, competition from existing and new products and procedures or AtriCure’s ability to effectively react to other risks and uncertainties described from time to time in AtriCure’s SEC filings, such as fluctuation of quarterly financial results, reliance on third party manufacturers and suppliers, litigation or other proceedings, government regulation and stock price volatility. AtriCure does not guarantee any forward-looking statement, and actual results may differ materially from those projected. AtriCure undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.